UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 20, 2010

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Issuance by Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc. of $350 Million Aggregate Principal Amount of 15% Senior Secured Second Lien Notes Due 2021, Series B

Indenture

On October 20, 2010, Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc., a direct, wholly-owned subsidiary of TCEH (and together with TCEH, the “Issuer”), entered into a Supplemental Indenture (the “First Supplemental Indenture”), to that certain Indenture, dated as of October 6, 2010 (the “Base Indenture,” and together with the First Supplemental Indenture, the “Indenture”), in each case, among the Issuer, the guarantors party thereto (collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the Indenture, the Issuer issued $350,000,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021, Series B (the “New Notes”). The New Notes will mature on April 1, 2021. Interest on the New Notes is payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1 of each year at a fixed rate of 15% per annum, and the first interest payment is due on January 1, 2011.

The New Notes are initially unconditionally guaranteed (the “guarantees”) on a senior basis, jointly and severally, by the Guarantors, which are the same guarantors that guarantee the obligations arising under that certain Credit Agreement, dated as of October 10, 2007, as amended on August 7, 2009 (the “TCEH Senior Secured Credit Facilities”), by and among Energy Future Competitive Holdings Company (“EFCH”), as guarantor, TCEH, as borrower, the other guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent. The New Notes are secured, on a second-priority basis, by security interests in all of the assets of TCEH, and the guarantees (other than the guarantee of EFCH) are secured on a second priority basis by all of the assets and equity interests of all of the Guarantors other than EFCH (collectively, the “Subsidiary Guarantors,” and each, a “Subsidiary Guarantor”), in each case, to the extent such assets and equity interests secure obligations under the TCEH Senior Secured Credit Facilities on a first-priority basis (the “Collateral”), subject to certain exceptions and permitted liens; provided that the Collateral will not include the equity interests of any Subsidiary Guarantor from time to time to the extent that the pledge of such equity interests would result in separate financial statements of such Subsidiary Guarantor being required to be filed with the Securities and Exchange Commission (the “SEC”). The guarantee from EFCH is not secured.

The New Notes are senior obligations of the Issuer and rank equally in right of payment with all existing and future senior debt of the Issuer. The New Notes are effectively subordinated to TCEH’s obligations under the TCEH Senior Secured Credit Facilities and TCEH’s commodity and interest rate hedges that are secured by a first-priority lien on the Collateral and any future obligations subject to first-priority liens on the Collateral, to the extent of the value of the Collateral, and to all secured obligations of TCEH that are secured by assets other than the Collateral, to the extent of the value of the assets securing such obligations. The New Notes are structurally subordinated to all existing and future debt and liabilities of TCEH’s non-guarantor subsidiaries. The New Notes are effectively senior in right of payment to all existing and future unsecured debt of the Issuer to the extent of the value of the Collateral (after taking into account any first-priority liens on the Collateral). The New Notes are senior in right of payment to any future subordinated debt of the Issuer.

The guarantees of the New Notes from the Subsidiary Guarantors (the “Subsidiary Guarantees”) are effectively senior to any unsecured debt of the Subsidiary Guarantors to the extent of the value of the Collateral (after taking into account any first-priority liens on the Collateral). The Subsidiary Guarantees are effectively subordinated to all debt of the Subsidiary Guarantors secured by the Collateral on a first-priority basis or that is secured by assets that are not part of the Collateral, to the extent of the value of the collateral securing that debt. EFCH’s guarantee ranks equally with its unsecured debt (including debt it guarantees on an unsecured basis) and is effectively subordinated to any of its secured debt to the extent of the value of the collateral securing that debt.

The New Notes and the Indenture restrict TCEH’s and its restricted subsidiaries’ ability to, among other things, make restricted payments, including certain investments; incur debt and issue preferred stock; incur liens; permit dividend and other payment restrictions on restricted subsidiaries; merge, consolidate or sell assets; and engage in transactions with affiliates. These covenants are subject to a number of important limitations and exceptions. The New Notes and the Indenture also contain customary events of default, including, among others, failure to pay principal or interest on the New Notes or the Guarantees when due. In general, the New Notes will vote together as a single class with all other series of second lien senior secured notes issued under the Indenture, including the Original Second Lien Notes (as defined below). As a result, if an event of default occurs, the trustee or the holders of at least 30% of aggregate principal amount outstanding of all such notes issued under the Indenture may declare the principal amount on the New Notes to be due and payable immediately.

The Issuer may redeem the New Notes, in whole or in part, at any time on or after October 1, 2015, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before October 1, 2013, the Issuer may redeem up to 35% of the aggregate principal amount of the New Notes from time to time at a redemption price of 115.00% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the New Notes at any time prior to October 1, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The New Notes were offered only to “qualified institutional buyers” as defined under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.

The net proceeds from the issuance of the New Notes (other than net proceeds that were used to repurchase the Issuer’s 10.25% Senior Notes due 2015, the Issuer’s 10.25% Senior Notes due 2015, Series B, and the Issuer’s 10.50%/11.25% Senior Toggle Notes due 2016 (together, the “TCEH 2015/2016 Notes”) at the closing of the issuance of the New Notes) have been deposited into an escrow account and pledged for the benefit of the holders of the New Notes on a first-priority basis until the Issuer uses such proceeds to pay, repay or prepay term loans under the TCEH Senior Secured Credit Facilities and/or repurchase principal amounts outstanding of TCEH 2015/2016 Notes. If proceeds remain in the escrow account on March 31, 2013, an offer to purchase the New Notes with the remaining proceeds will be made.

A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Energy Future Holdings Corp. (“EFH”) and EFCH on October 8, 2010 and is incorporated herein by reference. A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The above description of the Indenture is qualified in its entirety by reference to the Base Indenture and the First Supplemental Indenture.

Registration Rights Agreement

On October 20, 2010, the Issuer and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the New Notes. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors have agreed to use their commercially reasonable efforts to register with the SEC notes having substantially identical terms as the New Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the New Notes; provided that such exchange offer registration statement need not be filed (or declared effective) if the New Notes held by holders eligible to participate in any such exchange offer (a) become freely transferable by such holders pursuant to Rule 144 under the Securities Act or any successor provision thereto or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), (b) do not bear any restrictive legends and (c) do not bear a restrictive CUSIP number. If the exchange offer registration statement has not been filed and declared effective within 365 days after the original issue date of the New Notes (if the Issuer and the Guarantors are then required to make an exchange offer) or such registration statement ceases to be effective at any time during the prescribed registration period (subject to certain exceptions) (a “Registration Default”), the annual interest rate on the New Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the Notes will increase by 50 basis points over the original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such notes will revert to the original level.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the attached Registration Rights Agreement.

Security Documents

In connection with the issuance by the Issuer of $336 million aggregate principal amount of its 15% Senior Secured Second Lien Notes due 2021 (the “Original Second Lien Notes”), which were issued pursuant to the Base Indenture on October 6, 2010, (a) the Issuer and the Subsidiary Guarantors entered into a second lien pledge agreement (the “Second Lien Pledge Agreement”) and a second lien security agreement (the “Second Lien Security Agreement”), each dated as of October 6, 2010, to reflect the pledge by the Issuer and the Subsidiary Guarantors of the Collateral in favor of The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent (the “Collateral Agent”), for the benefit of the holders of the Original Second Lien Notes and other senior secured second lien notes to be issued under the Base Indenture (as supplemented), including the New Notes and (b) the Issuer, the Guarantors, the Collateral Agent and Citibank, N.A., in its capacity as administrative agent under the TCEH Senior Secured Credit Facilities, entered into a second lien intercreditor agreement (the “Intercreditor Agreement”), dated as of October 6, 2010. The Intercreditor Agreement specifies the time and method by which the various secured parties may enforce their security interests in the Collateral.

Copies of the Second Lien Security Agreement, the Second Lien Pledge Agreement and the Intercreditor Agreement were filed as Exhibits 4.3, 4.4 and 4.5, respectively, to the Form 8-K filed by EFH and EFCH on October 8, 2010 and are incorporated herein by reference. The above description of the material terms of the Second Lien Pledge Agreement, the Second Lien Security Agreement and Intercreditor Agreement is qualified in its entirety by reference to such agreements.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the New Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and the New Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	4.1	First Supplemental Indenture, dated as of October 20, 2010, among the Issuer, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

	4.2	Registration Rights Agreement, dated as of October 20, 2010, by and among, the Issuer, the Guarantors party thereto and the initial purchasers party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

Dated: October 26, 2010